Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated August 6, 2025 with respect to the Common Stock, par value $0.0001 per share, of InspireMD, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Velan Capital Master Fund LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Holdings LLC, its General Partner
Date:	08/06/2025

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	08/06/2025

Velan Capital Investment Management LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Management LLC, its General Partner
Date:	08/06/2025

Velan Capital Management LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	08/06/2025

Morgan Adam

By:	/s/ Adam Morgan
Adam Morgan
Date:	08/06/2025

Venkataraman Balaji

By:	/s/ Balaji Venkataraman
Balaji Venkataraman
Date:	08/06/2025